Exhibit 5.1

OPINION OF

WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

[WILSON SONSINI GOODRICH & ROSATI,

PROFESSIONAL CORPORATION LETTERHEAD]

October 30, 2007

Sierra Monitor Corporation

1991 Tarob Court

Milpitas, California 95035

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sierra Monitor Corporation, a California corporation (the “Registrant” or “you”) and have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about November 1, 2007 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 548,521 shares (the “Shares”) of your common stock reserved for issuance under the 2006 Stock Plan (the “Plan”). As your legal counsel, we reviewed the actions taken and proposed to be taken by you in connection with the proposed sale and issuance of the shares to be issued under the Plan.

As your legal counsel, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plan.  It is our opinion that, when issued in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, and upon completion of the actions contemplated to be taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

Professional Corporation